Exhibit 99.1

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	MUTUAL COMMUNITY SAVINGS BANK, INC., SSB

			For	Against	Abstain
SPECIAL MEETING OF STOCKHOLDERS March 18, 2008 The undersigned hereby appoints Directors George W. Brooks, Beverly W. Jones and James A. Welch, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Mutual Community Savings Bank, Inc., SSB (the “Bank”) which the undersigned is entitled to vote at the special meeting of stockholders, to be held at the Bank’s main office, 315 East Chapel Hill Street, Durham, North Carolina on Tuesday, March 18, 2008 at 7:30 p.m., local time, and at any and all adjournments thereof, as follows:	1.	APPROVAL OF THE MERGER AGREEMENT. To approve the Agreement and Plan of Reorganization and Merger, dated as of August 9, 2007 among the Bank, M&F Bancorp, Inc. and Mechanics & Farmers Bank, as it may be amended from time to time.	☐	☐	☐
			For	Against	Abstain
	2.	ADJOURNMENT OF SPECIAL MEETING. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

MUTUAL COMMUNITY SAVINGS BANK, INC., SSB

Should the above signed be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of the Bank at the special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above signed acknowledges receipt from the Bank prior to the execution of this proxy of notice of the special meeting and a proxy statement dated February 12, 2008.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.